UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2021

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.01.  Completion of Acquisition or Disposition of Assets.
On September 1, 2021, Berkshire Hills Bancorp, Inc., a Delaware corporation (the “Company”), completed the sale of substantially all of the assets, and the assumption of certain of the liabilities of, Berkshire Insurance Group, Inc. (“BIG”) to Brown & Brown of Massachusetts, LLC, a Massachusetts limited liability company (“Buyer”).

Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement dated August 24, 2021, at the closing of the transaction (the “Closing”), Buyer paid BIG an aggregate purchase price of $41.5 million, minus $1.6 million for executive goodwill purchase price payments paid by Buyer at the Closing to certain executives of BIG.
Item 9.01   Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
2.1
Asset Purchase Agreement, dated as of August 24, 2021, by and among Berkshire Insurance Group, Inc., Berkshire Hills Bancorp, Inc. and Brown & Brown of Massachusetts, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company (File No. 001-15781), filed with the Securities and Exchange Commission on August 24, 2021)*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_____________________________ * Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: September 1, 2021	By:	/s/ Nitin J. Mhatre
Nitin J. Mhatre President and Chief Executive Officer